UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 9, 2012

DFC Global Corp.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1436 Lancaster Avenue Berwyn, Pennsylvania		19312
(Address of Principal Executive Offices)		(Zip Code)

(610) 296-3400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

Proposed Note Offering

On April 9, 2012, DFC Global Corp. (the “Company”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, announcing the proposed private placement of senior convertible notes due 2017 (the “Announcement”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the Announcement constitutes an offer to sell or the solicitation of an offer to buy any securities. The notes and the underlying common stock issuable upon conversion of the notes referred to in the Announcement have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

Company Risk Factors

In connection with the proposed private placement of notes, the Company revised its risk factors discussed in Part I, “Item 1A. Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The revised risk factors are included in Exhibit 99.2 attached hereto and such risk factors are incorporated herein by reference.

Certain Prospective Changes to Consolidated Statements of Cash Flows

In March 2012, the Company identified certain immaterial classification errors in its Consolidated Statements of Cash Flows. The Company has determined that in its future periodic reports it will correct these errors by reclassifying certain cash flows related to consumer loan and pawn lending activities from operating activities cash flows to investing activities cash flows for the years ended June 30, 2010 and June 30, 2011, and the interim periods ended March 31, September 30, and December 31, 2011. These reclassifications will increase total cash provided by operating activities and increase total cash used in investing activities by an equal and offsetting amount, and the reclassifications do not change total cash, net income, or any other operating measure.

The following table reflects a summary of the reclassifications to the Company’s historical financial statements:

			Fiscal year ended June 30,			3 month period ended September 30,		6 month period ended December 31,
			2009	2010	2011	2010	2011	2010	2011

Net cash provided by operating activities, as reported			$59.2	$86.7	$16.9	$(18.4)	$24.9	$(42.4)	$22.8

Adjustments

Decrease in changes in loans and other receivables	a	)	48.4	63.4	115.8	21.2	48.9	52.5	108.9

Adjustments to prepaid expenses and other	b	)	1.1	(2.4)	1.9	0.7	0.8	1.2	1.5

Increase in interest and fees receivable on pawn loans	c	)	(0.4)	(1.4)	(5.6)	(0.3)	(1.9)	(0.7)	(4.7)
Increase in interest and fees receivable on consumer loans and loans in default	c	)	(10.2)	(11.3)	(17.3)	(4.8)	(5.0)	(8.5)	(14.0)

Total adjustments to cash provided by operating activities			38.9	48.3	94.8	16.8	42.8	44.5	91.7

Net cash provided by operating activities, as adjusted			$98.1	$135.0	$111.7	$(1.6)	$67.7	$2.1	$114.5

Net cash used in investing activities, as reported			$(42.0)	$(184.4)	$(330.6)	$(9.8)	$(78.6)	$(93.2)	$(98.0)

Adjustments
Increase in consumer loans, including consumer loans in default	a	)	(35.9)	(48.6)	(77.7)	(14.9)	(35.2)	(39.6)	(77.3)
Originations of pawn loans	a	)	(25.0)	(38.1)	(115.8)	(12.1)	(48.8)	(29.3)	(100.8)
Repayment of pawn loans	a	)	22.0	38.4	98.7	10.2	41.2	24.4	86.4

Total adjustments to net cash used in investing activities			(38.9)	(48.3)	(94.8)	(16.8)	(42.8)	(44.5)	(91.7)

Net cash used in investing activities, as adjusted			$(80.9)	$(232.7)	$(425.4)	$(26.6)	$(121.4)	$(137.7)	$(189.7)

Net (decrease) increase in cash and cash equivalents, as reported			(0.1)	81.7	(102.3)	(5.0)	7.5	(120.9)	7.0
Net (decrease) increase in cash and cash equivalents, as adjusted			(0.1)	81.7	(102.3)	(5.0)	7.5	(120.9)	7.0

a)	To reflect the breakout of the change in loan receivables between, for pawn loans, the increase in principal lent and payments received, and, for single payment consumer loans, the net increase in loan receivables, which has been reclassed to investing activities, and the net (increase) / decrease in accrued income receivable, which has been separately reported as an operating activity
b)	To reflect the change in forfeited pawn inventory that had previously been presented within changes in loan receivables
c)	To reflect the reclass between change in loans and other receivables to “increase in interest and fees receivable on pawn loans” and “increase in interest and fees on consumer loans, and loans in defaults”

All amounts are in millions

Item 9.01. Financial Statements and Exhibits.

(d)	The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

Date: April 9, 2012	By:	/s/ William M. Athas
William M. Athas
Senior Vice President of Finance and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of DFC Global Corp. dated April 9, 2012

99.2	Risk Factors of DFC Global Corp.